Exhibit 99.1

Merchants Bancshares, Inc. Announces Results of Elections Regarding NUVO Bank & Trust Company Merger Consideration

SOUTH BURLINGTON, Vt., Dec. 3, 2015 /PRNewswire/ -- Merchants Bancshares, Inc. (NASDAQ: MBVT) ("Merchants") today announced the results of the cash/stock elections regarding the merger consideration to be received by shareholders of NUVO Bank & Trust Company ("NUVO") in connection with the pending merger of NUVO with and into Merchants' wholly-owned subsidiary, Merchants Bank. The merger is expected to be completed as of the close of business on Friday, December 4, 2015.

As of the election deadline, 2,854,439 shares of NUVO common stock were outstanding.

  Holders of 1,368,911 shares, or 48%, made a "Stock Election" to receive Merchants common stock;
  Holders of 688,227 shares, or 24.1% made a "Cash Election" to receive cash; and
  Holders of 797,301 shares, or 27.9%, did not make a valid election or did not express a preference ("No Preference").

Based on the election results and applying the allocation and proration provisions set forth in the merger agreement, NUVO shareholders will receive the following merger consideration in cancellation of their shares of NUVO common stock:

  Stock Election.  NUVO shareholders will receive 0.2416 shares of Merchants common stock for each NUVO share for which they made a valid stock election;
  Cash Election.  NUVO shareholders will receive $7.15 in cash for each NUVO share for which they made a valid cash election; and
  No Preference.  NUVO shareholders who expressed no preference or did not make a valid election will receive consideration in the form of cash at the rate of $7.15 per share for approximately 3% of their NUVO shares, and will receive consideration in the form of Merchants common stock at the rate of 0.2416 shares of Merchants common stock for each NUVO share for approximately 97% of their NUVO shares.

Under the merger agreement, fractional shares of Merchants common stock will not be issued. Instead, NUVO shareholders will receive cash in lieu of fractional shares at the rate of $29.59 per share.

The consideration to be paid by Merchants in cancellation of NUVO's outstanding common stock will comprise approximately 517,100 shares of Merchants common stock and $5.106 million in cash.

About Merchants
Merchants Bancshares, Inc. (NASDAQ: MBVT) is the parent company of Merchants Bank, headquartered in South Burlington, Vermont. Established in 1849, Merchants Bank is the largest Vermont-based bank, independently and locally operated. Consumer, business, municipal and investment customers enjoy personalized relationships, sophisticated online and mobile banking options, with 32 branches in Vermont. Merchants Bank (Member FDIC, Equal Housing Lender) has earned several "Best Places to Work in Vermont" awards. American Banker ranks Merchants Bank a "Top 200" in America among 851 peers. www.mbvt.com

Cautionary Note Regarding Forward-Looking Statements
This document contains statements that may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, and this Cautionary Note is included for purposes of complying with these safe harbor provisions. Readers should not place undue reliance on such forward-looking statements, which speak only as of the date made. These forward-looking statements are based on current plans and expectations, which are subject to a number of risk factors and uncertainties that could cause future results to differ materially from historical performance or future expectations. These differences may be the result of various factors, including, among others: (1) costs or difficulties related to the integration of the business following the merger; (2) changes in general, national or regional economic conditions; (3) the anticipated benefits and cost savings from the merger may not be fully realized or may take longer than expected to realize; (4) diversion of management resources to merger-related or integration issues; (5) the reaction to the merger on the part of NUVO customers and the banking public more generally in Western Massachusetts; (6) changes in loan default and charge-off rates; (7) changes in interest rates or credit availability; (8) changes in government regulation; (9) changes in levels of income and expense in non-interest income and expense related activities; and (10) competition and its effect on pricing, spending, third-party relationships and revenues. The foregoing list should not be construed as exhaustive, and Merchants undertakes no obligation to subsequently revise any forward-looking statements to reflect events or circumstances after the date of such statements, or to reflect the occurrence of anticipated or unanticipated events or circumstances.

For additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements, please refer to the filings by Merchants with the Securities and Exchange Commission ("SEC"), including its periodic and current reports, and to the proxy statement/prospectus included in Merchants' Registration Statement on Form S-4 relating to the merger, which are available on the SEC's website, at www.sec.gov.

Contact: Jodi L. Bachand, Merchants Bank, at (802) 865-1807

Logo - http://photos.prnewswire.com/prnh/20140929/148956